EXHIBIT 99.1

China Direct Signs Agreement for $12.95 Million Equity Private Placement

Deerfield Beach, FL, Feb. 12 - China Direct, Inc. (AMEX: CDS), a U.S. company that owns controlling stakes in a diversified portfolio of Chinese entities and assists Chinese businesses in accessing the U.S. capital markets, today announced that it has signed an agreement for a $12.95 million private placement of securities with a group of institutional investors including funds managed by Liberty Harbor Master Fund I, L.P., Hudson Bay Capital Management L.P. and Whitebox Advisors, LLC. The net proceeds will be used for future acquisitions in China.

The securities consist of convertible preferred stock and warrants. The convertible preferred stock will bear a dividend of 8% per annum, payable quarterly in arrears beginning April 1, 2008. The preferred stock is convertible into shares of China Direct, Inc. common stock at a conversion price of $7.00 per share. The warrants are exercisable into shares of China Direct Inc. common stock at an exercise price of $8.00 per share and have a term of five years. For more detailed information on the financing referred to in this release, reference is made to the Company’s Current Report on Form 8-K filing to be filed with the Securities and Exchange Commission and related exhibits thereto.

Marc Siegel, President of China Direct, Inc., stated, “We are extremely pleased that these particular institutions have invested in the future of our company in such a challenging market environment. It is our intent to deploy these funds on additional acquisitions in China. After the initial success of our first acquisitions in China, the broad acceptance of our model has led to an overwhelming increase in the number and quality of potential candidates. We are confident that with this new equity infusion our company has never been in a better position to swiftly capitalize on this opportunity as we continue to accelerate our revenues and earnings in 2008 and beyond.”

The securities issued in the private placement have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States except pursuant to an effective registration statement filed with the Securities and Exchange Commission or pursuant to an applicable exemption from the relevant registration requirements. The Company has agreed to file a registration statement with the SEC for the resale of the common stock underlying the convertible preferred stock and warrants sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About China Direct, Inc.

China Direct, Inc. (AMEX: CDS) is a diversified management and consulting services organization headquartered in the U.S. Our management services division acquires a controlling interest in entities operating in China. Our ownership control enables China Direct to provide management advice, as well as financing to Chinese entities. This infrastructure creates a platform to expand their business globally while effectively and efficiently accessing needed capital. Our advisory services division provides comprehensive advisory and consulting services critical to the success of Chinese entities seeking to access the U.S. capital markets. As a direct link to China, China Direct serves as a vehicle allowing investors to directly participate in the rapid growth of the Chinese economy in a diversified and balanced manner. For more information about China Direct, please visit http://www.cdii.net.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company’s operations, financial performance and, condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the impact of competitive products, pricing and new technology; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, and other factors as those discussed in the Company’s reports filed with the Securities and Exchange Commission from time to time. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Investors:

Alan Sheinwald

HC International, LLC

Phone: (914) 669-0222

Email: Alan.Sheinwald@HCinternational.net

Or

For the Company:

China Direct, Inc.

Richard Galterio

Executive Vice President

Phone: 1-877-China-57

Email: rgalterio@cdii.net